EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Enviva Partners, LP and subsidiaries:

•	333-203756 and 333-236150 on Form S-8; and

•	333-232247 on Form S-3

of our report dated February 26, 2020, with respect to the consolidated financial statements of Enviva Partners, LP and subsidiaries included in this Annual Report (Form 10-K) of Enviva Partners, LP and subsidiaries for the year ended December 31, 2019.

/s/ Ernst & Young, LLP

Tysons, Virginia
February 26, 2020